UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2008

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LAST MILE LOGISTICS GROUP, INC.

 (Exact name of registrant as specified in its charter)

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Florida	000-52301	65-1001573
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6675 Amberton Drive, Elkridge, Maryland 21075

(Address of Principal Executive Office) (Zip Code)

(310) 931-1771

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS.

As of August 6, 2008, the management of Chesapeake Logistics, the operating subsidiary of Last Mile Logistics Group, Inc., (the “Company”) has accepted notification by one of its customers, a national provider of delivery services, that effective at the end of August 2008, this customer will no longer be servicing the local storage and delivery requirements in the Baltimore/Washington region market, for a major cabinet manufacturer.  Since this customer was outsourcing this business to Chesapeake Logistics, the loss of this business will have a materially adverse impact on the financial results of the Company.  We were informed by our customer that despite the high quality of our services, the cabinet manufacturer has decided to use two national providers instead of only one, and as a result our customer lost business in four markets, one of which is the market Chesapeake Logistics services.  For the first six months of 2008, this business represented 25% of total sales for Chesapeake Logistics.

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAST MILE LOGISTICS GROUP, INC.

Date: August 6, 2008	By:	/s/ Regina R. Flood
	Name:	Regina R. Flood
	Title:	Chief Executive Officer.